Exhibit 99.4

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

OFFER TO EXCHANGE

UP TO $1,300,000,000 AGGREGATE PRINCIPAL AMOUNT OF 2.000% SENIOR NOTES DUE 2017, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING 2.000% SENIOR NOTES DUE 2017

OFFER TO EXCHANGE

UP TO $750,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 3.000% SENIOR NOTES DUE 2019, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 3.000% SENIOR NOTES DUE 2019

OFFER TO EXCHANGE

UP TO $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 4.600% SENIOR NOTES DUE 2024, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS OUTSTANDING 4.600% SENIOR NOTES DUE 2024

Pursuant to the Prospectus dated                         , 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON                     , 2014, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                    , 2014

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2014 (the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offers (collectively, the “Exchange Offers”) by ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Company”), to exchange: (i) up to $1,300,000,000 in principal amount of its 2.000% senior notes due 2017, which have been registered under the Securities Act (the “exchange 2017 notes”), for any and all of its outstanding 2.000% senior notes due 2017, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2017 notes”), (ii) up to $750,000,000 in principal amount of its 3.000% senior notes due 2019, which have been registered under the Securities Act (the “exchange 2019 notes”), for any and all of its outstanding 3.000% senior notes due 2019, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2019 notes”) and (iii) up to $500,000,000 in principal amount of its 4.600% senior notes due 2024, which have been registered under the Securities Act (the “exchange 2024 notes” and together with the exchange 2019 notes and the exchange 2017 notes, collectively, the “Exchange Notes” and individually, an “Exchange Note”), for any and all of its outstanding 4.600% Senior Notes due 2024, issued and sold in a transaction exempt from registration under the Securities Act (the “old 2024 notes” and together with the old 2019 notes and the old 2017 notes, collectively, the “Old Notes” and each an “Old Note”), upon the terms and conditions set forth in the Prospectus. The terms of the exchange 2017 notes, the exchange 2019 notes and the exchange 2024 notes are substantially similar to the terms of the old 2017 notes, the old 2019 notes and the old 2024, respectively, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and enclosed Letter of Transmittal, and the transfer restrictions and registration rights relating to the Old Notes will not apply to the Exchange Notes. The Old Notes are unconditionally guaranteed (the “Old Guarantees”) by American Realty Capital Properties, Inc., the Company’s sole general partner, and American Realty Capital Properties, Inc.’s direct wholly owned subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”), and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the

terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Old Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Old Notes” include the related Old Guarantees. The Prospectus and Letter of Transmittal more fully describe the Exchange Offers. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offers.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offers will expire at 5:00 p.m., Eastern Standard Time, on                     , 2014. Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

2.000% SENIOR NOTES DUE 2017

The aggregate face amount of the old 2017 notes held by you for the account of the undersigned is (fill in amount):

$         of the old 2017 notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the old 2017 notes held by you for the account of the undersigned.

☐	To TENDER the following old 2017 notes held by you for the account of the undersigned (insert principal amount of old 2017 notes to be tendered, if any):

$ of the old 2017 notes.

☐	NOT to TENDER any old 2017 notes held by you for the account of the undersigned.

3.000% SENIOR NOTES DUE 2019

The aggregate face amount of the old 2019 notes held by you for the account of the undersigned is (fill in amount):

$         of the old 2019 notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the old 2019 notes held by you for the account of the undersigned.

☐	To TENDER the following old 2019 notes held by you for the account of the undersigned (insert principal amount of old 2019 notes to be tendered, if any):

$ of the old 2019 notes.

☐	NOT to TENDER any old 2019 notes held by you for the account of the undersigned.

4.600% SENIOR NOTES DUE 2024

The aggregate face amount of the old 2024 notes held by you for the account of the undersigned is (fill in amount):

$         of the old 2024 notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the old 2024 notes held by you for the account of the undersigned.

☐	To TENDER the following old 2024 notes held by you for the account of the undersigned (insert principal amount of old 2024 notes to be tendered, if any):

$ of the old 2024 notes.

☐	NOT to TENDER any old 2024 notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that (i) the undersigned’s principal residence is in the state of (fill in state)             , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and has no arrangement or understanding with any person to participate in the distribution of Exchange Notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of Section 10 of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no action letters (See the section of the Prospectus entitled “The Exchange Offer—Resale of Exchange Notes”), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of Exchange Notes obtained by the undersigned in exchange for the Old Notes acquired by the undersigned directly from the Company should be covered by an effective registration statement containing the selling securityholder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Securities and Exchange Commission, (vi) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or any of the Guarantors, and (vii) if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of Section 10 of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering such prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

The purchaser status of the undersigned is (check the box that applies):

☐	A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act)

☐	An “Institutional Accredited Investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act)

☐	A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Old Notes outside the United States in accordance with Rule 904 under the Securities Act

☐	Other (describe)

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: